Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$64,049,700
Unrealized Gain (Loss) on Market Value of Commodity Futures	71,874,587
Dividend Income	5,405
Interest Income	5,796
ETF Transaction Fees	17,000
Total Income (Loss)	$135,952,488

Expenses
General Partner Management Fees	$195,226
Professional Fees	44,976
Brokerage Commissions	74,887
Directors' Fees and insurance	7,541
NYMEX License Fee	4,881
Total Expenses	$327,511
Net Income (Loss)	$135,624,977

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 1/1/22	$371,534,391
Additions (5,300,000 Shares)	70,122,355
Withdrawals (12,900,000 Shares)	(195,483,745)
Net Income (Loss)	135,624,977

Net Asset Value End of Month	$381,797,978
Net Asset Value Per Share (22,384,588 Shares)	$17.06

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596